Exhibit 10.8

English Translation

Supplementary Agreement to Sales and Purchase Contract of Polysilicon

No.: 2007007-02

Date: December 5, 2008

Address: Wanzhou, Chongqing

Party A: Zhejiang Yuhui Solar Energy Source Co. Ltd.

Address: No. 8 Baoqun Road, Yaozhuang Town, Jiashan, Zhejiang, China

Tel: 0573-84773058             Fax: 0573-84773383

Party B: Daqo New Materials Co., Ltd.

Address: Chemical Industry Park, Wanzhou District, Chongqing 404000, China

Tel: 023-58820766               Fax: 023-58820788

Party A and Party B entered into Sales and Purchase Contract of Polysilicon (Contract No.:2007007) (hereunder referred to as the “Original Contract”) on October 31, 2007. In response to the performance status of the Original Contract in 2008, both parties, on the basis of equality, free will and fairness, make changes to the Original Contract through negotiation and agree to the following:.

1. Both parties confirm that as of December 5, 2008, Party B has supplied 38,763.284 kgs of polysilicon to Party A (excluding silicon cores returned by Party A to Party B) at the price of RMB 1,650/kg, totaling to RMB 63,959,418.6 . Before December 15, 2008, Party A shall continue to purchase 27,723.5 kgs of polysilicon from Party B at the price of RMB 1,300/kg, totaling to RMB 36,040,581.4, and take delivery on schedule. The sum shall be RMB 100,000,000.

2. The remaining advance payment of RMB 100 million will be fully used by Party A to continue purchasing 90,909.1 kilograms of polysilicon from Party B at the price of RMB 1,100/kilogram. Party A will take delivery of 14,000 kilograms of polysilicon before December 15, 2008, 40,000 kilograms before December 25, 2008, 24,000 kilograms before January 5, 2009 and 12,909.1 kilograms before January 25, 2008, totaling to 90,909.1 kilograms.

3. The aforesaid payment shall be deducted from the advance payment.

4. The place of delivery shall be the warehouse in Party B’s factory.

5. Upon execution of this Supplementary Agreement, both parties do not have any other disputes regarding performance of the Original Contract (Contract No.:2007007) on the precondition of strict performance of the foregoing.

6. Disputes arising from interpretation or performance of the contract shall be settled by both parties through friendly negotiation.

As amendment and supplement to the Original Contract, this Supplementary Agreement constitutes an integral part of the Original Contract. In case of any conflict with the Original Contract, understanding memorandum dated October 26, 2008 and meeting minutes dated November 25, 2008, this Supplementary Agreement shall prevail.

This Supplementary Agreement shall take effect upon being signed and affixed with seal by both parties.

Zhejiang Yuhui Solar Energy Source Co. Ltd.	Daqo New Materials Co., Ltd.

(Contract seal)	(Contract seal)

Representative signature: /s/ Li Xianshou	Representative signature: /s/ Zhu Xujun

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